UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022
SWEETGREEN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41069	27-1159215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102 36th Street Los Angeles, CA	90018
(Address of Principal Executive Offices)	(Zip Code)
(323) 990-7040
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On December 13, 2022, Sweetgreen, Inc. (the “Company”) and certain of its material subsidiaries entered into an Amendment No. 3 to First Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement (the “Third Amendment”), which amends the Company’s existing 2020 Credit Facility with EagleBank (as amended, the “Amended 2020 Credit Facility”).

The Third Amendment upsizes the existing revolving credit facility from $35.0 million to $45.0 million, and extends the maturity date of such revolving credit facility from December 14, 2022 to December 13, 2024. However, if the Company incurs any Permitted Convertible Debt or Permitted Unsecured Indebtedness (each as defined in the Amended 2020 Credit Facility), then each loan facility will mature on the earlier to occur of (i) the maturity date indicated in the previous sentence and (ii) 90 days prior to the scheduled maturity date for any portion of the Permitted Convertible Debt or Permitted Unsecured Indebtedness, as applicable.

Under the Amended 2020 Credit Facility, interest accrues on the outstanding loan balance and is payable monthly at a rate of one-month term SOFR, plus 2.90%, with a floor on the interest rate at 3.75%. As of the closing date of the Third Amendment, the Company had no outstanding balance under the Amended 2020 Credit Facility other than the existing $950,000 irrevocable standby Letter of Credit issued thereunder with The Travelers Indemnity Company as the beneficiary in connection with the Company’s workers compensation insurance policy.

Under the Amended 2020 Credit Facility, the Company is required to maintain liquidity (defined as total cash and cash equivalents on hand plus the available amount under the revolving facility) in an amount no less than the trailing 90-day cash burn.

The obligations under the Amended 2020 Credit Facility are guaranteed by the Company’s existing and future material subsidiaries and secured by substantially all of the Company’s and such subsidiary guarantor’s assets, other than certain excluded assets. The agreement also restricts the Company ability, and the ability of its subsidiaries to, among other things, incur liens; incur additional indebtedness; transfer or dispose of assets; make acquisitions; change the nature of the business; guarantee obligations; pay dividends to shareholders or repurchase stock; and make advances, loans, or other investments. The agreement contains customary events of default, including, without limitation, failure to pay the outstanding loans or accrued interest on the due date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended 2020 Credit Facility set forth in Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to First Amended and Restated Revolving Credit, Delayed Draw Term Loan and Security Agreement, dated as of December 13, 2022, by and between the Company and EagleBank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETGREEN, INC.

Dated: December 15, 2022	By:	/s/ Mitch Reback
Mitch Reback
Chief Financial Officer